UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2022

KIORA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36672	98-0443284
(Commission File Number)	(IRS Employer Identification No.)

1371 East 2100 South Suite 200 Salt Lake City, Utah 84105	84105
(Address of principal executive offices)	(Zip Code)

(781) 788-9043

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value	KPRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 20, 2022, the Audit Committee of the Board of Directors (the “Audit Committee”) of Kiora Pharmaceuticals, Inc. (the “Company”), after discussion with management of the Company and the Company’s independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”), concluded that the Company’s previously issued audited consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2020 included in the Company’s Annual Reports on Form 10-K for such periods and unaudited condensed consolidated interim financial statements as of and for the fiscal periods ended March 31, 2021, June 30, 2021 and September 30, 2021 included in the Company’s Quarterly Reports on Form 10-Q for such periods should no longer be relied upon. Similarly, earnings releases, and investor communications describing the financial statements for the periods described above should no longer be relied upon.

As part of preparing its condensed consolidated financial statements as of and for the quarter ended March 31, 2022, the Company identified inadvertent errors in the accounting for certain contingent consideration.

In connection with the Company’s acquisition of Panoptes Pharma Ges.m.b.H in December 2020, shares of the Company’s common stock that were held back at closing and that will be issued on the 18-month anniversary of the acquisition, subject to deduction for any indemnification claims, post-closing adjustments and other specified matters (the “Holdback Shares”), were recorded as a liability of $1.353 million. Upon further evaluation, the Company determined that the Holdback Shares should have been accounted for as equity.

Additionally, in connection with the Company’s acquisition of Jade Therapeutics, Inc. (“Jade”) in March 2016, the Company will be required to pay the former shareholders of Jade a cash earnout payment in the event any product developed by Jade prior to its acquisition, or derivative of such product, receives FDA approval. However, due to the fact that the Company’s KIO-201 product candidate is now being developed as a drug rather than a device, the expected development time for KIO-201 has been extended. As a result of that extended timeline, the Company anticipates a reduction of the contingent consideration for KIO-201 as of December 31, 2021.

Additionally, in connection with the Company’s acquisition of Bayon Therapeutics, Inc. (“Bayon”) and Panoptes Pharma Ges.m.b.H (“Panoptes”) transactions in October 2021 and December 2020 respectively, the Company will be required to pay the former shareholders of Bayon and Panoptes cash earnout payments in the event developmental milestones are achieved. However, due to a reevaluation of the probability of success and discount rate for Bayon and Panoptes assets acquired, the Company anticipates a reduction of the contingent consideration as of December 31, 2021.

The Company is also evaluating the impact that the above adjustment may have on the Company’s goodwill and intangible asset impairment testing as of December 31, 2021.

Based on the foregoing determination, the Company will correct the material misstatements in the Company’s previously issued consolidated financial statements as of and for the fiscal years ended December 31, 2021 and December 31, 2020 and condensed consolidated interim financial statements as of and for the fiscal periods ended March 31, 2021, June 30, 2021 and September 30, 2021 in a comprehensive amended Annual Report on Form 10-K for the fiscal year ended December 31, 2021 with expanded financial information and other disclosures in lieu of filing separate amended annual and quarterly reports for the affected periods during the fiscal years ended December 31, 2021 and December 31, 2020.

The Company intends to file such amended reports as soon as practicable.

The Audit Committee discussed the matters described in this Item 4.02 with representatives of EisnerAmper.

Forward-Looking Statements

Certain statements included in this Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the effects of the restatement of the Company’s past financial statements and the expected timing of filing of the Company’s amended periodic reports. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s other filings with the SEC. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIORA PHARMACEUTICALS, INC.

By:	/s/ Brian M. Strem, Ph.D.
Brian M. Strem, Ph.D.
President and Chief Executive Officer

Date: May 23, 2022